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                 Exhibit 23.2 - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Scientific Games Holdings Corp. pertaining to the Scientific Games Holdings Corp. Amended and Restated Directors' Stock Option Plan of our report dated January 29, 1997, with respect to the consolidated financial statements of Scientific Games Holdings Corp. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                      Ernst & Young LLP

Atlanta, Georgia
June 25, 1997